SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                 --------------

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                    Pursuant to Section 12(b) or 12(g) of the
                         Securities Exchange Act of 1934

                            Advance Financial Bancorp
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             (Exact name of registrant as specified in its charter)

               Delaware                                55-0753533
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(State of incorporation or organization)              (IRS Employer
                                                   Identification No.)

1015 Commerce Street
Wellsburg, West Virginia                                  26070
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(Address of principal executive offices)               (Zip Code)

If this Form relates to the registration of a          If this Form relates to the registration of a
class of debt securities and is effective upon         class of debt securities and is to become
filing pursuant to General Instruction A(c)(1)         effective simultaneously with the effectiveness
please check the following box. |_|                    of a concurrent registration statement under
                                                       the Securities Act of 1933 pursuant to General
                                                       Instruction A(c)(2) please check the following
                                                       box.  |_|

        Securities to be registered pursuant to Section 12(b) of the Act:

                                      NONE

        Securities to be registered pursuant to Section 12(g) of the Act:

                     Common Stock, par value $0.10 per share
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                                (Title of class)


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Item 1. Description of Registrant's Securities to be Registered

     The information set forth under the captions "Certain Restrictions on Acquisition of the Company" and "Description of Capital Stock" in the registrant's Prospectus included in Part I of the registrant's Registration Statement on Form S-1 originally filed with the Securities and Exchange Commission on September 27, 1996 and amended on October 31, 1996 (File No. 333-13021), is hereby incorporated by reference in response to this Item 1. Information set forth under the captions "Certain Restrictions on Acquisition of the Company" and "Description of Capital Stock" contained in a prospectus relating to SEC File No. 333-13021 and subsequently filed by the registrant pursuant to 17 C.F.R. ss.230.424(b) shall be deemed to be incorporated by reference into this registration statement.

Item 2. Exhibits

Exhibit                 Description
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   1                          Copies of the last Annual Report filed pursuant to
                              Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Act") or if unavailable, the latest registration statement filed pursuant to Section 12(b) or (g) of the Act, or pursuant to the Securities Act of 1933. (Incorporated by reference to the Registration Statement on Form S-1 filed
                              pursuant  to  the   Securities   Act  of  1933  on
                              September 27, 1996 and amended on October 31, 1996, file number 333-13021).

   2* Copies of all current, quarterly, or semi-annual reports filed pursuant to Section 13 or 15(d) of the Act since the end of the fiscal year, or if none, since the effective date of the latest registration statement so filed.

   3* Copies of the latest definitive proxy statement or information statement filed pursuant to Section 14 of the Act.

   4 Copies of the charter and bylaws, or other instruments corresponding thereto, and any other documents defining the rights of holders of securities. (Incorporated by reference to Exhibits 3(i) (Certificate of Incorporation) and 3(ii) (Bylaws) of the Exhibits to the Registration Statement on Form S-1 filed pursuant to the Securities Act of 1933 on September 27, 1996 and amended on October 31, 1996, file number 333-13021).

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*  Not applicable or does not apply to registrant.

Exhibit                 Description
-------                 -----------

   5 Specimens or copies of each security to be registered (Incorporated by reference to Exhibit 4 of the Registration Statement on Form S-1 filed pursuant to the Securities Act of 1933 on September 27, 1996 and amended on October 31, 1996, file number 333-13021).

   6* Copies of the last Annual Report submitted to stockholders by the registrant or its predecessors.

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*  Not applicable or does not apply to registrant.

                                  SIGNATURES

      Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                       ADVANCE FINANCIAL BANCORP

Date: December 17, 1996                By /s/ Stephen M. Gagliardi
      -----------------                   --------------------------------------
                                          Stephen M. Gagliardi, President
                                          (Duly authorized representative)